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                                                                   EXHIBIT 10.83

                              COOPERATION AGREEMENT
                           800 MHZ SPECTRUM REBANDING

      This Cooperation Agreement 800 MHz Spectrum Rebanding ("Agreement") is made as of this 7th day of March 2005, by and between NEXTEL COMMUNICATIONS, INC., a Delaware corporation ("Nextel"), and NEXTEL PARTNERS INC., a Delaware corporation ("Nextel Partners"). Nextel and Nextel Partners may be referred to in this Agreement individually as the "Party" and collectively as the "Parties."

                                    RECITALS

A. On August 6, 2004, the Federal Communications Commission ("FCC") released that certain "Report and Order in the Matter of Improving Public Safety Communications in the 800MHz Band," in the proceedings under WT Docket 02-55, commonly and herein referred to as the "800 MHz Rebandng Proceeding." On December 22, 2004, the FCC released that certain Supplemental Order and Order on Reconsideration in the same proceeding. For purposes of this Agreement, these two orders will be referred to individually as the "800 MHz Order" and the "800 MHz Supplemental Order" respectively or collectively as the "Orders."

B. The Orders seek to reallocate spectrum in the 800 MHz band in large part to help resolve interference to public safety communications. The Orders require Nextel to pay the full cost of relocation of all 800 MHz band incumbents to their new spectrum assignments with comparable frequencies.

C. The Orders require Nextel to obtain from Nextel Partners and submit to the FCC a "Letter of Cooperation" binding Nextel Partners to the obligations imposed on Nextel to the extent such obligations are necessary or desirable in the completion of reconfiguration of the 800 MHz band.

D. Nextel Partners has supported Nextel's efforts with respect to the 800 MHz Rebanding Proceeding based on the understanding that Nextel would bear the costs associated with any spectrum relinquishment and relocation requirements ultimately placed on Nextel Partners, that Nextel would ensure that Nextel Partners is made whole with respect to any spectrum contributions made by Nextel Partners as part of the rebanding effort, and that the Parties would otherwise cooperate in good faith to accomplish the requirements of the Orders in a manner that is mutually beneficial to both Parties and without material disruption to either Party's operations, rights or responsibilities under the Operating Agreements (as defined below).

E. So that the Letter of Cooperation may be filed as required by the Orders, the Parties wish to enter into this Agreement to memorialize their understanding regarding their respective rights and obligations with respect to the 800 MHz Rebanding Proceeding and Orders.

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                                    AGREEMENT

      For mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.      TERM OF AGREEMENT.

      This Agreement shall take effect on the date executed by the Parties and remain in full force and effect until it is either mutually terminated by the Parties, or all of the activities and undertakings required in the 800 MHz Rebanding Proceeding, the Orders, and any future orders or rulings in the 800 MHz Rebanding Proceeding are finally accomplished and all Costs (as defined herein) have been paid.

2.      COOPERATION BY AND OBLIGATIONS OF NEXTEL PARTNERS.

      Nextel Partners will cooperate in good faith with Nextel to accomplish the reconfiguration of the 800 MHz band as required by the Orders. Such cooperation will include, but will not be limited to the following:

        (a) Subject to obtaining approvals or consents from financial institutions as described below, Nextel Partners will relinquish its 800 MHz holdings below the 817/862 frequencies and ultimately relocate its system to frequencies in the 817/862 to 824/869 range (the "ESMR Band"). In the event that there are insufficient frequencies in the ESMR Band to replace the frequencies relinquished by Nextel Partners, Nextel Partners will relocate portions of its system to frequencies using the criteria set forth in Paragraph 3(d) below. Nextel Partners will use commercially reasonable efforts to obtain all necessary consents and approvals from its financial institutions to permit it to fulfill its obligations hereunder before December 31, 2005. If it becomes necessary to obtain such consents sooner or Nextel requests in writing that Nextel Partners seek such consents sooner, Nextel Partners will immediately seek such consents from its financial institutions and Nextel will pay for the actual costs and expenses associated with obtaining such consents, including reasonable attorneys fees, provided, that Nextel's obligation to pay for such fees and expenses shall not exceed in the aggregate $300,000.

      For purposes of this Agreement, the spectrum holdings of Nextel Partners shall be determined as follows:

      (i) Prior to the date designated by the Transition Administrator as the start of rebanding of the 800MHz band ("Start Date"), the Parties will quantify the frequency holdings of Nextel Partners in the 800MHz band ("Pre-Rebanding Holdings") in accordance with Schedule 1.

      (ii) The Parties will project the frequency holdings of Nextel Partners in the 800MHz band after rebanding ("Post-Rebanding Holdings") using substantially the same tools and parameters utilized to determine the Pre-Rebanding Holdings as set

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    forth on Schedule 1 as soon as such holdings can be determined after the
    Start Date. If the Post-Rebanding Holdings in any area are less than the Pre-Rebanding Holdings for that area, there will be a deficiency of frequencies for that area (a "Deficiency"). Nextel will eliminate any Deficiency using the criteria described in Paragraph 3(d) below.

        (b) As required and subject to obtaining any necessary consents or approvals from financial institutions as set forth above, Nextel Partners will temporarily relocate certain of its system to portions of the 800 or 900 MHz band in order to allow Nextel to clear frequencies for relocation of other licensees;

        (c) Nextel Partners will perform necessary channel clearing and retuning procedures of its network to accommodate requests from Nextel as part of the rebanding benchmarks established by the Orders;

        (d) To the extent necessary to accomplish the rebanding process set forth in the Orders, Nextel Partners will enter into frequency relocation agreements with Nextel and other licensees on terms and conditions that are reasonable and customary within the industry; provided, Nextel Partners has reasonable opportunity to negotiate and review the terms and conditions of such agreements and to make reasonable changes as may be required in order for Nextel Partners to execute such agreements without materially disrupting its operations and without breaching or otherwise impairing its obligations to other third parties including, without limitation, its shareholders, vendors, customers and financial partners;

        (e) Nextel Partners will cooperate with Nextel to prepare and to file required applications, notices, frequency modifications, cancellations, requests for assignment, change in control applications and all other federal and state filings that may be reasonably required to accomplish the rebanding process set forth in the Orders;

        (f) Subject to the terms and conditions of this Agreement including Nextel's obligation to timely reimburse Nextel Partners for all Costs (as defined below) Nextel Partners will take all reasonable action to allow Nextel to meet all timelines designated by the Orders or the Transition Administrator (as that term is used in the Orders);

        (g) Nextel Partners and Nextel will cooperate to create reasonable and necessary documentation and documentation processes as required by the Transition Administrator to support or evidence the Costs (as defined below). Nextel Partners will maintain such documentation for a period of four years from the date incurred or such longer period as Nextel may indicate in writing and will produce such documents to Nextel or the Transition Administrator within thirty (30) days of a request for such documentation.

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3.      COOPERATION BY AND OBLIGATIONS OF NEXTEL.

      Nextel will cooperate in good faith with Nextel Partners to accomplish the reconfiguration of the 800 MHz band as required by the Orders. Such cooperation will include, but will not be limited to the following:

        (a) Subject to compliance with all other terms and conditions of this Agreement, Nextel will be responsible for all relocation agreements with third party incumbent licensees being relocated pursuant the 800MHz Rebanding Proceedings and will select all frequencies being exchanged; provided, Nextel will consult with Nextel Partners as set forth in this Agreement before exchanging any of Nextel Partners' frequencies. In all of the relocation agreements in which Nextel Partners' assets are involved, whether as an exchange or as a surrender of assets, Nextel Partners will be made a signatory to the Agreement.

        (b) Nextel will communicate on a regular basis with Nextel Partners regarding the rebanding activities and obligations required of or affecting Nextel Partners by the Orders and will provide Nextel Partners with reasonable and sufficient lead times with respect to such rebanding activities and obligations as will reasonably permit Nextel Partners to accommodate such rebanding activities and obligations without material disruption to its operations.

        (c) If Nextel Partners is required to relinquish frequencies on a temporary basis as part of the rebanding process, Nextel will, as required by Nextel Partners to avoid a material disruption to its operations, make available to Nextel Partners frequencies in the 800 and 900 MHz band that are comparable to those relinquished.

        (d) With respect to all frequencies that Nextel Partners is required to permanently relinquish or surrender as part of the rebanding process, Nextel will ensure that Nextel Partners receives an equal amount of comparable replacement spectrum free and clear of all liens or other encumbrances such that Nextel Partners shall, at the conclusion of the rebanding process, hold licenses for frequencies in substantially the same amount and with substantially the same operating characteristics as Nextel Partners held prior to the rebanding process. The Parties agree that the procedures set forth in Paragraph 2(a) above and Schedule 1 are reasonable and appropriate for identifying any Deficiency. With respect to the frequencies that Nextel is obligated to make available to Nextel Partners in each of its areas to replace frequencies surrendered or relinquished by Nextel Partners, the Parties will apply the following criteria:

         (i) In each area in which there is a Deficiency, Nextel Partners will first receive contiguous, unencumbered frequencies in the ESMR Band sufficient to replace all surrendered or relinquished frequencies in such area;

         (ii) To the extent there are insufficient contiguous frequencies in the ESMR Band in any area to replace all of the frequencies surrendered or relinquished by

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   Nextel Partners in that area, Nextel Partners will first receive as many contiguous, unencumbered frequencies as are available in that area, and then Nextel Partners will receive non-contiguous frequencies in the ESMR Band in that area to fully replace all surrendered or relinquished frequencies in that area;

         (iii) To the extent there are insufficient contiguous and non-contiguous frequencies in the ESMR Band in any area to replace all of the frequencies surrendered or relinquished by Nextel Partners in that area, Nextel Partners will first receive as many contiguous and non-contiguous, unencumbered frequencies as are available in the ESMR Band in that area and then such additional contiguous, unencumbered frequencies in the 900 MHz SMR Band in that area as required to fully replace all surrendered or relinquished frequencies in that area;

         (iv) To the extent there are insufficient frequencies in the ESMR Band and the 900 MHz SMR Band in any area to replace all of the frequencies surrendered or relinquished by Nextel Partners in that area, Nextel Partners will first receive frequencies as set forth in subparagraphs (i)-(iii) above, and then such additional unencumbered, contiguous frequencies in the ESMR Band or the 900 MHz SMR Band (at Nextel Partners' option) in any other market operated by Nextel Partners as Nextel Partners may designate in order to replace all relinquished or surrendered frequencies. In the event of a Deficiency in a Non-Border area (as the term Non-Border is defined by the Orders), Nextel Partners may only select a Non-Border area for replacement frequencies under this Paragraph 3(d)(iv). The Parties acknowledge that the FCC has yet to designate a new 800MHz band plan for Border regions (as the term is defined by the Orders) and agree to cooperate in good faith using the general parameters of this Agreement to resolve any Deficiency in any Border area.

        (e) Nextel will reimburse Nextel Partners for all costs, fees, and expenses incurred by Nextel Partners in connection with its performance of its obligations under this Agreement, the Orders, and any future orders or rulings in the 800 MHz Rebanding Proceeding, including, without limitation, internal labor costs (including costs of any consultants or third parties hired to accomplish the rebanding efforts under this Agreement), out of pocket costs, increased capital expenditures, capacity sites required to prevent a material disruption of the operations of Nextel Partners' communications system during the transition to the reconfigured band plan, changes to cell sites required to comply with the rebanding efforts, equipment costs incurred to retune or deploy operations on alternative frequencies, Transition Administrator fees and costs, licensing coordination and filing fees and costs, and legal fees and costs (collectively "Costs"). All of the Costs and actions must be reasonable. Furthermore, the Parties will at the beginning of every calendar quarter meet or conduct a conference call to share all plans, expenditures or actions of Nextel Partners in the upcoming quarter that are related to rebanding of the 800MHz band. The Parties at that time will further cooperate to ensure that all proposed actions of the Parties under this Agreement are being completed in an efficient manner.

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        (f)   Nextel will reimburse all Costs on a monthly basis regardless of whether the Costs are deemed reimbursable or creditable by the Transition Administrator, the FCC or otherwise and regardless of the timing of any reimbursement or credit by the Transition Administrator, the FCC or any other third party. Nextel Partners will itemize the Costs in a monthly settlement invoice in a level of detail required by the Transition Administrator as further described in Paragraph 2(g) above. Nextel will pay the invoice in full within thirty (30) days of receipt. A late payment charge of the greater of one and one half percent (1-1/2%) per month or the maximum interest rate permitted by law will be applied to any unpaid balance of any invoice delivered by Nextel Partners under this Agreement, if the payment is not paid within the allotted thirty (30) days. If Nextel believes that any invoice or charge is incorrect or lacks sufficient detail, Nextel will pay the invoice in full before the expiration of the allotted thirty (30) days and notify Nextel Partners in writing of the nature of the discrepancy. Within ten (10) days of its receipt of Nextel's written notice, Nextel Partners will make a determination of the correct amount of the invoice or otherwise provide additional documentation as required by this Agreement and provide written notice to Nextel of its determination. If, upon review of Nextel Partners' response, Nextel still believes that a billing error exists, the Parties will resolve their dispute in accordance with the dispute resolution procedures set forth in Article 12 of the Operating Agreements (as defined below).

4.      MUTUAL OBLIGATIONS OF THE PARTIES

        (a) Good Faith. With respect to all activities and undertakings required or necessary to comply with the Orders and the 800 MHz Rebanding Proceeding and any future orders or rulings in the 800 MHz Rebanding Proceeding with which Nextel or Nextel Partners must comply, whether specifically set forth in this Agreement or otherwise, the Parties will cooperate in good faith to accomplish the requirements of the Orders and the 800 MHz Rebanding Proceeding in a manner that is mutually beneficial to both Parties and that does not materially disrupt or otherwise materially harm either Party's customers, operations, valuation and/or their respective rights and responsibilities under their Operating Agreements (as defined below), including, without limitation, any such activity undertaken for the purpose of disparaging, degrading, devaluing or otherwise directly or indirectly injuring , harming, diminishing or undermining the other Party's customers, operations and/or valuation.

        (b) Operating Agreements. For purposes of this Agreement, the term "Operating Agreements" means that certain Joint Venture Agreement dated as of January 29, 1999 by and among Nextel Partners, Inc., Nextel Partners Operating Corp. and Nextel WIP Corp and the Transaction Documents listed and defined on
Exhibit 1 to the Joint Venture Agreement.

        (c) Indemnification. Each Party (the "Indemnifying Party") will indemnify and hold harmless the other Party ("Indemnified Party") from and against any loss, cost, claim liability, damage, expense (including reasonable attorney's fees) relating to or arising out of any act or omission of the Indemnifying Party, its officers, employees, agents, or contractors in the performance of this Agreement. In addition, the

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Indemnifying Party will defend any action or suit brought by a third party against the Indemnified Party for any loss, cost, claim, liability, damage or expense relating to or arising out of any act or omission by the Indemnifying Party, its officers, employees, agents, or contractors, in the performance of this Agreement.

         (d)   Confidential Information.

              (i) As used in this Agreement, "Confidential Information" means all information of either Party that is not generally known to the public, whether of a technical, business or other nature (including, without limitation, trade secrets, know-how and information relating to the technology, customers, business plans, promotional and marketing activities, finances and other business affairs of such Party), that is disclosed by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") or that is otherwise learned by the Receiving Party in the course of its discussions or business dealings with, or its physical or electronic access to the premises of, the Disclosing Party, and that has been identified as being proprietary and/or confidential or that by the nature of the circumstances surrounding the disclosure or receipt ought to be treated as proprietary and confidential.

              (ii) The Receiving Party, except as expressly provided in this Agreement, will not disclose Confidential Information to anyone without the Disclosing Party's prior written consent. In addition, the Receiving Party will not use, or permit others to use, Confidential Information for any purpose other than as required to fulfill its obligations under this Agreement. The Receiving Party will take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, those measures it takes to protect its own confidential information of a similar nature.

              (iii) The provisions of this paragraph 4(d) will not apply to any information that (A) is or becomes publicly available without breach of this Agreement; (B) can be shown by documentation to have been known to the Receiving Party at the time of its receipt from the Disclosing Party;
      (C) is rightfully received from a third party who did not acquire or disclose such information by a wrongful or tortious act; or (D) can be shown by documentation to have been developed by the Receiving Party without reference to any Confidential Information.

              (iv) If the Receiving Party becomes legally obligated to disclose Confidential Information by any governmental entity with jurisdiction over it, the Receiving Party will give the Disclosing Party prompt written notice to allow the Disclosing Party to seek a protective order or other appropriate remedy. Such notice must include, without limitation, identification of the information to be so disclosed and a copy of the order. The Receiving Party will disclose only such information as is legally required and will use its reasonable best efforts to obtain confidential treatment for any Confidential Information that is so disclosed. Notwithstanding the foregoing, either Party may file with the Securities and Exchange Commission, the Federal Communications Commission or otherwise disclose the contents of this

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      Agreement and either Party may make such other governmental filings as may be required to comply with the Orders or any future orders or rulings in the 800 MHz Rebanding Proceeding.

  5.      MISCELLANEOUS.

        (a) Amendments. This Agreement may be amended only by a writing executed by the Parties.

        (b) Notices. Any notice, request or other communication required or permitted hereunder must be in writing and will be duly given: (i) when received if personally delivered; (ii) within one business day after being sent by telecopy or facsimile with receipt confirmation; or (iii) within one business day if sent by priority delivery by established overnight courier, to the Parties at their respective addresses set forth below:

     To Nextel:              c/o Nextel Operations, Inc.
                             2000 Edmund Halley Drive, 4th Floor
                             Reston, Virginia 20191
                             Attn: Geoffrey M. Stearn and Heather Palmer Brown
                             Telephone: (703) 433-4000
                             Facsimile: (703) 433-4483

     To Nextel Partners:     Nextel Partners, Inc.
                             4500 Carillon Point
                             Kirkland, WA 98033

                             Attention: Scott Peabody and Dave Aas
                             Telephone: 425-576-3644 and 425-576-3640
                             Facsimile: 952-238-7618 and 952-238-7445

     With a copy to:         Nextel Partners, Inc.
                             4500 Carillon Point
                             Kirkland, WA 98033
                             Attention: General Counsel
                             Telephone: 425-576-3660
                             Facsimile: 425-576-3650

        (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument. Counterparts may be created with original signatures exchanged by facsimile.

        (d) Headings. The headings in this Agreement are solely for convenience of reference and are not to be given any effect in the construction or interpretation of this Agreement.

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        (e)   Severability. If any provision of this Agreement or the
application of such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or invalidate such provision in any other jurisdiction, provided the intent of the Parties under the Agreement is not undermined. The Parties will, to the extent lawful and practicable, use their best reasonable efforts to enter into arrangements to reinstate the intended benefits of any provision held invalid, illegal or unenforceable.

        (f) Assignment. Neither Party may assign this Agreement or any right or obligation hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Such consent may be conditioned on the assigning party agreeing to remain responsible for performance of any or all of its obligations hereunder. Notwithstanding the foregoing, either Party may, without further permission, delegate its performance obligations or assign its interests under this Agreement to its Affiliates or any party seeking to acquire or merge with the delegating or assigning Party, and Nextel Partners may assign its rights to receive payments, provided that the delegating or assigning Party shall remain responsible for performance of its obligations hereunder. As used in this Agreement, an "Affiliate" of a Party means any entity that owns a controlling interest in the Party, or any entity in which the Party owns a controlling interest.

        (g) Successor and Assigns. This Agreement shall be binding on the Parties and their respective successors and assigns by way of merger or otherwise.

        (h) Interpretation. To the extent there are any inconsistencies between this Agreement and the Orders or any future orders or rulings in the 800 MHz Rebanding Proceeding, this Agreement shall control the rights and obligations as between the Parties and, within the bounds of applicable law, the Parties will take all reasonable action to ensure that the rights and responsibilities of the Parties as set forth in this Agreement are preserved and enforced.

        (i) Limitations on Liability. In no event shall either Party be liable, whether in contract, breach of warranty, in tort, under any other theory of law or on any other basis, for any indirect, special, incidental or consequential damages sustained by the other Party, however caused, including, but not limited to, churn, loss of customers, loss of profits or revenue, loss of data, or work interruption, but instead shall be limited to actual damages incurred; provided, however, that this limitation shall not apply to (i) indemnification obligations relating to or resulting from third party claims against either Party that may be indemnified under the provisions of Paragraph 4(c) above; (ii) losses arising out of either Party's intentionally wrongful or grossly negligent misconduct or intentional and wrongful repudiation of this Agreement; or (v) breaches of confidentiality or non-use of information requirements.

        (j) Representations and Warranties. Each Party represents and warrants to the other that this Agreement has been duly authorized and approved by all required actions of the Party.

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        (k)   Non-Waiver. The failure of either Party in any one or more instances to insist upon performance of any of the terms and conditions of this Agreement, or to exercise any right or privilege contained in this Agreement or the waiver of any breach of the terms or conditions of this Agreement shall not be construed as thereafter waiving any such terms, conditions, rights or privileges, and the same shall continue and remain in force and effect as if no waiver had occurred.

        (l) Survival. Either Party's indemnification and confidentiality obligations and representations and warranties under this Agreement, which by their nature and language would continue beyond the termination, expiration or cancellation of this Agreement, shall survive said termination, expiration or cancellation of this Agreement.

        (m) Drafting. This Agreement shall not be construed either for or against either Party, but this Agreement shall be interpreted in accordance with the general tenor of the language.

        (n) Consents. Unless a different standard is otherwise expressly provided in this Agreement, wherever in this Agreement the consent, approval, agreement, judgment or the determination of a Party is required or permitted, then such Party must exercise its reasonable good faith business judgment in granting or withholding such consent, approval or agreement, or in making such judgment or determination, giving due regard to the intended economic benefits each Party is to receive under this Agreement. Without limiting the foregoing, no Party shall unreasonably withhold, condition or delay any consent, approval, agreement, judgment or determination of such Party that is required under this Agreement and requested by the other Party. No Party shall be deemed to have given any consent, approval or agreement required under this Agreement unless and until such Party gives such consent, approval or agreement in writing.

        (o) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to conflict of laws provisions thereof.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, this COOPERATION AGREEMENT 800 MHz SPECTRUM REBANDING shall be effective as a binding agreement between the Parties upon being fully executed by the Parties indicated below and shall remain in effect as provided herein.

NEXTEL COMMUNICATIONS, INC                        NEXTEL PARTNERS, INC.

By: /s/ Christopher T. Rogers                     By: /s/ Donald J. Manning
   --------------------------                        ----------------------

Name:   Christopher T. Rogers                     Name:   Donald J. Manning

Title:  SVP                                       Title:  Vice President and
                                                          General Counsel
Date:   March 7, 2005
                                                  Date:   March 7, 2005

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                                   SCHEDULE 1
                             PRE-REBANDING HOLDINGS

I. The Parties will determine the Pre-Rebanding Holdings for certain urban areas as follows.

     A. The Parties have identified certain core locations, as listed under the coordinates in Schedule B, which will be used to perform calculations and certain queries using the Frequency Availability Program ("FAP") utilized by both parties to determine frequency availability and the FCC's Universal Licensing System ("ULS"). The process will be performed in sequence as follows:

            (1) FAP is queried to determine the frequencies that are available to both Nextel and Nextel Partners within fifty-five (55) miles of the core locations. FAP parameters will be adjusted to exclude encumbered frequencies, frequencies under licenses that allow operations on a secondary basis, and frequencies on which operations is permitted because of border-sharing agreements. Also, the antenna height will be set at one hundred (100) feet above mean sea level, the ERP will be set at ninety (90) Watts, and the antenna pattern will be adjusted to "Omni" with an antenna azimuth of zero (0) degrees. Finally, the user function will be configured as Nextel and Nextel Partners, and short spacing, frequency contour, region define site, and geographic protection filters will be activated.

            (2) The frequencies subject to Nextel economic area ("EA") licenses not purchased by Nextel Partners are removed from the results of the query under (1) above.

            (3) ULS is queried for a list of Nextel site licenses, which were not created through the FCC's "post-notice modification" process, located within fifty-five (55) miles of the core locations. The frequencies that appear on the list of licenses that was the result of the ULS query under this Paragraph are removed from the list of frequencies that remained after the calculation under (2) above.

            (4) ULS is queried for a list of Nextel Partners licenses, which were not created through the FCC's "post-notice modification" process, located within fifty-five (55) miles of the core locations. A two-step process follows this. First, frequencies that appear on the list of licenses that was the result of the ULS query under this Paragraph are compared with the results of the original FAP query, under (1) above, and the frequencies that do not appear on the original list are discarded as encumbered frequencies. The remaining frequencies are then compared to the list of frequencies created following the substraction

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                  discussed under (3) above, and those frequencies that appear on that list are discarded as duplicative. Of those frequencies remaining after the last step, the frequencies on licenses with sites located outside of Nextel Partners territories, as designated by the Operating Agreements, are deemed Nextel Partners frequencies inside of Nextel Partners territories and are added to the list created after Paragraph
                  (3) above; and those remaining frequencies that are licensed at sites located inside of Nextel Partners territories will undergo further evaluation by the Parties (including a historical investigation to determine how both Parties acquired licenses for the same frequencies) to determine whether they should be attributed to Nextel or Nextel Partners, and if attributed to Nextel Partners will also be added to the list of frequencies created in Paragraph (3) above.

            (5) For purposes of this Agreement, the Pre-Rebanding Holdings are the frequencies identified on the list created after the subtractions under Paragraph (3) above and those frequencies added in Paragraph (4) above, all within Nextel Partners territories as designated by the Operating Agreements.

II. The Parties will determine the Pre-Rebanding Holdings for all areas not encompassed in Part I above ("Rural Areas") as follows.

      A. The Parties will apply the process established in sub-part A(1) above to core locations in the Rural Area. The core location in any EA in the Rural Areas will be the geographic center of the EA, unless the geographic center is located outside of the county cluster for that EA, in which case the Parties will cooperate to determine the appropriate core location.

III. The process outlined in this Schedule 1 will be repeated in any area where Nextel Partners acquires additional frequencies before rebanding commences in that area. Except for any adjustments to account for the acquisition in question, the Parties will utilize data that preceded the date of the start of rebanding for the area to determine the revised Pre-Rebanding Holdings.

                                   SCHEDULE B
                CORE LOCATIONS REFERENCED IN PART I OF SCHEDULE A

       CITY            LATITUDE     LONGITUDE     RCAMSL (FEET)     POWER
-------------------    ---------    ----------    -------------     -----
Abilene, TX            N322655.0    W0994358.0             1903        90
Albany, GA             N313442.0    W0840921.0              394        90
Albany, NY             N423909.0    W0734524.0              310        90
Alexandria, LA         N311840.0    W0922642.0              245        90
Altoona, PA            N403107.0    W0782342.0             1400        90
Amarillo, TX           N351319.0    W1014951.0             3831        90
Appleton, WI           N441319.0    W0882328.0              953        90
Augusta, GA            N332822.0    W0815752.0              320        90
Beaumont, TX           N300509.0    W0940606.0              220        90
Biloxi, MI             N302345.0    W0885307.0              210        90
Binghamton, NY         N420555.0    W0755506.0             1100        90
Bloomington, IL        N402903.0    W0885937.0              994        90
Boise, ID              N433649.0    W1161209.0             2916        90
Brownsville, TX        N255405.0    W0972950.0              223        90
Bryan, TX              N304027.0    W0962211.0              553        90
Buffalo, NY            N425311.0    W0785243.0              795        90
Burlington, VT         N442833.0    W0731245.0              412        90
Cedar Rapids, IA       N420030.0    W0913838.0              980        90
Champaign, IL          N400659.0    W0881436.0              940        90
Charleston, WV         N382054.0    W0813754.0              776        90
Charlottesville, VA    N380145.0    W0782837.0              600        90
Columbus, GA           N322739.0    W0845916.0              422        90
Corpus Christi, TX     N274801.0    W0972346.0              211        90
Cumberland, MD         N393910.0    W0784546.0              899        90
Danville, VA           N363509.0    W0792343.0              659        90
Davenport, IA          N413125.0    W0903439.0              790        90
Decatur, IL            N395025.0    W0885717.0              858        90
Des Moines, IA         N413602.0    W0933632.0             1014        90
Dothan, AL             N311323.0    W0852326.0              531        90
Dubuque, IA            N423002.0    W0903952.0              808        90
Duluth, MN             N464700.0    W0920623.0              912        90
Eau Claire, WI         N444841.0    W0912954.0             1012        90
Elmira, NY             N420523.0    W0764829.0             1100        90
Erie, PA               N420745.0    W0800507.0              835        90
Evansville, IN         N375829.0    W0873321.0              560        90
Fargo, ND              N465230.0    W0964748.0             1088        90
Fayetteville, AR       N360345.0    W0940926.0             1589        90
Fort Smith, AR         N352309.0    W0942354.0              680        90

                                   Schedule B
                                    Ctd. (p2)

      CITY                   LATITUDE         LONGITUDE      RCAMSL (FEET) POWER
-----------------            ---------        ----------     ------------  -----
Fort Walton Beach,           N302420.0        W0863708.0              200     90
Glens Falls, NY              N431834.0        W0733840.0              500     90
Grand Forks, ND              N475512.0        W0970242.0             1015     90
Green Bay, WI                N443048.0        W0880048.0              788     90
Honolulu, HI                 N211825.0        W1575129.0              200     90
Huntington, WV               N382454.0        W0822724.0              716     90
Iowa City, IA                N413940.0        W0913148.0              905     90
Jackson, MS                  N321755.0        W0901105.0              471     90
Jamestown, NY                N420549.0        W0791408.0             1578     90
Johnson City, TN             N361848.0        W0822113.0             1880     90
Johnstown, PA                N401936.0        W0785520.0             1416     90
Killeen, TX                  N310701.0        W0974339.0             1021     90
La Crosse, WI                N434805.0        W0911422.0              825     90
Lafayette, LA                N301326.0        W0920111.0              220     90
Lake Charles, LA             N301335.0        W0931302.0              200     90
Lancaster, PA                N400216.0        W0761821.0              518     90
Laredo, TX                   N273022.0        W0993026.0              537     90
Lexington, KY                N380257.0        W0843001.0             1159     90
Lincoln, NE                  N404800.0        W0964000.0             1440     90
Little Rock, AR              N344447.0        W0921722.0              483     90
Longview, TX                 N323002.0        W0944425.0              502     90
Louisville, KY               N381515.0        W0854534.0              600     90
Lubbock, TX                  N333440.0        W1015117.0             3380     90
Lynchburg, VA                N372449.0        W0790833.0              787     90
Macon, GA                    N325026.0        W0833757.0              556     90
McAllen, TX                  N261211.0        W0981347.0              300     90
Midland, TX                  N315950.0        W1020439.0             2975     90
Mobile, AL                   N304139.0        W0880235.0              200     90
Monroe, LA                   N323033.0        W0920709.0              260     90
Montgomery, AL               N322200.0        W0861800.0              420     90
Niagara Falls, NY            N430500.0        W0790415.0              640     90
Odessa, TX                   N315044.0        W1022202.0             3100     90
Omaha, NE                    N411531.0        W0955615.0             1258     90
Owensboro, KY                N374627.0        W0870648.0              570     90
Panama City, FL              N300931.0        W0853937.0              201     90
Parkersburg, WV              N391600.0        W0813330.0              800     90
Pascagoula, MS               N302156.0        W0883322.0              200     90
Pensacola, FL                N302516.0        W0871301.0              231     90

                                   Schedule B
                                    Ctd. (p3)

      CITY                  LATITUDE         LONGITUDE      RCAMSL (FEET)  POWER
-----------------           ---------        ----------     -------------  -----
Peoria, IL                  N404137.0        W0893520.0               698     90
Pine Bluff, AR              N341342.0        W0920011.0               399     90
Roanoke, VA                 N371615.0        W0795630.0              1200     90
Rochester, MN               N440118.0        W0922811.0              1209     90
Rochester, NY               N430917.0        W0773657.0               709     90
San Angelo, TX              N312749.0        W1002612.0              2013     90
Scranton, NY                N412432.0        W0753946.0               936     90
Sheboygan, WI               N434503.0        W0874252.0               787     90
Shreveport, LA              N323130.0        W0934500.0               340     90
Sioux City, IA              N423000.0        W0962400.0              1400     90
Sioux Falls, SD             N433230.0        W0964400.0              1660     90
Springfield, IL             N394806.0        W0893837.0               796     90
State College, PA           N404736.0        W0775137.0              1338     90
Syracuse, NY                N430253.0        W0760852.0               621     90
Tallahassee, FL             N302617.0        W0841651.0               331     90
Terre Haute, IN             N392800.0        W0872450.0               647     90
Texarkana, TX               N332630.0        W0940215.0               530     90
Tyler, TX                   N322104.0        W0951803.0               722     90
Utica, NY                   N430603.0        W0751359.0               671     90
Victoria, TX                N284818.0        W0970012.0               277     90
Waco, TX                    N313257.0        W0970847.0               699     90
Waterloo, IA                N422934.0        W0922034.0              1038     90
Wausau, WI                  N445733.0        W0893748.0              1377     90
Williamsport, PA            N411428.0        W0770005.0               774     90
Harrisburg, PA              N401625.0        W0765305.0               536     90